Exhibit 23.4

[Logo of Ryder Scott Company, L.P.]
TBPE REGISTERED ENGINEERING FIRM F-1580         FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Marathon Oil Corporation to be filed with the Securities and Exchange Commission on or about February 28, 2014, of all references to our firm and information from our summary reports on audits of the estimated quantities of certain proved reserves of oil and gas, net to the Company’s interest, as of December 31, 2011, December 31, 2012 and December 31, 2013, included in or made a part of Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in the prospectus forming part of such Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P
TBPE Firm Registration No. F-1580

Houston, Texas
February 28, 2014

SUITE 600, 1015 4TH STREET, S.W.     CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799     FAX (403) 262-2790
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